UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2015

TOKAI PHARMACEUTICALS, INC.

(Exact Name of Company as Specified in Charter)

Delaware	001-36620	20-1000967
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

255 State Street, 6th floor

Boston, Massachusetts 02109

(Address of Principal Executive Offices) (Zip Code)

Company’s telephone number, including area code: (617) 225-4305

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 9, 2015, Tokai Pharmaceuticals, Inc. (the “Company”) entered into a Lease (the “Lease”) with 255 State Street, LLC, a Delaware limited liability company (the “Landlord”), for 15,981 square feet of office space in Boston, Massachusetts. The term of the Lease commences on January 1, 2017 and expires on August 31, 2018. During the term of the Lease, the Company will be obligated to pay $69,916.87 per month in fixed lease payments, plus a pro rata share of certain property taxes and operating expenses. The Landlord may terminate the Lease if the Company fails to remedy a breach of any of its obligations within specified time periods, or upon bankruptcy or insolvency of the Company. The Company currently leases this office space under a sublease which expires on December 31, 2016.

The foregoing description of the Lease does not purport to be complete and is qualified in its entirety by reference to such agreement, which the Company intends to file as an exhibit to its next periodic report filed under the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOKAI PHARMACEUTICALS, INC.

Date: June 12, 2015	By:	/s/ Gerald E. Quirk
Gerald E. Quirk
Executive Vice President, Business Operations and General Counsel